UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 10, 2011 (October 31, 2011)

YAYI INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China

(Address of Principal Executive Offices)

(86)22-2798-4033
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by Yayi International Inc. (the “Company”) as Amendment No. 1 (“Amendment No. 1”) to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on November 3, 2011.  The Company is filing this Amendment No. 1 to indicate that the Company’s board of directors has approved management’s decision to restate certain financial statements of the Company due to an accounting error as fully described in this Amendment No. 1.  The Company has restated Item 4.02 in its entirety in this Amendment No. 1.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 31, 2011, management of Yayi International Inc., a Delaware company (the “Company”), after discussion with Morison Cogen LLP, the Company’s independent registered public accounting firm (“Morison Cogen”), concluded that the previously-issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 (the “2012 First Quarter Financial Statement”) and the Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “2011 Year End Financial Statement”) should no longer be relied upon because of an error in those financial statements, and that the Company would restate those financial statements to make the necessary accounting corrections and adjustments.  The Board of Directors of the Company approved this decision.

According to the Company’s Amended and Restated Certificate of Designation of Series A Preferred Stock, at any time and from time to time after June 30, 2012, the holders of not less than a majority of the then outstanding Series A Preferred Stock have the right to request the Company to redeem all of the then outstanding shares of Series A Preferred Stock, if the Company’s shares of common stock are not listed on the New York Stock Exchange or the Nasdaq Global Market or the closing market price of the Company’s common stock does not meet or exceed $4.25 per share in any consecutive 30-trading-day period prior to June 30, 2012.  The redemption price is the purchase price of such Series A Preferred Stock with an annualized internal rate of return of 25% for the period of the issuance date of these Series A Preferred Stock to the redemption date.

On January 1, 2011, the Company determined that it is unlikely that the closing market price of its common stock would be $4.25 or more for any consecutive 30-trading-day period.  As a result, pursuant to Accounting Standard Codification 480-10-S99, the Company commenced accretion of the 25% internal rate of return using the effective interest method and charged this as part of interest expense.  However, upon further deliberation and consultation with the staff of the Securities and Exchange Commission, management determined that in accordance with Accounting Standard Codification 480-10-S99, the accretion should be treated as a charge against retained earnings, similar to a dividend to preferred stockholders.  As a result, the Company has decided to restate the 2012 First Quarter Financial Statement and the 2011 Year End Financial Statement for this adjustment.  There will be a reclassification of $1,480,294 and $1,626,379 for the year ended March 31, 2011 and three months ended June 30, 2011 from interest expense to accretion of preferred stock in the consolidated statement of operations and comprehensive income.  There will be no impact on the balance sheets or earnings per common share.

The restatements described above have been discussed with Morison Cogen.  The Company will file the relevant amended Annual Report on Form 10-K and Quarterly Report on Form 10-Q with the SEC as soon as practicable and after Morison Cogen has audited the restatement adjustments for the fiscal year ended March 31, 2011 and has performed a pre-filing review of the restatement adjustments for the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: November 10, 2011

/s/ Li Liu
Li Liu
Chief Executive Officer